UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 19, 2012

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400 New York, New York		10020-2002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2012, the Compensation Committee of the Board of Directors of Intervest Bancshares Corporation (the “Company”) approved restricted Class A common stock awards under the Company’s Long Term Incentive Plan to the Company’s executive officers, directors and other officers and employees of its wholly-owned subsidiary, Intervest National Bank.

The Company is a participant in the Troubled Asset Relief Program (TARP) Capital Purchase Program (CPP) under the Emergency Economic Stabilization Act of 2008 (EESA), as amended by the American Recovery and Reinvestment Act of 2009 (ARRA). The ARRA places restrictions on the Company’s ability to pay cash bonuses to certain employees, but permits the award of restricted stock subject to certain limitations. The restrictions apply during the period in which the obligations to the Treasury remain outstanding (the “TARP Period”).

The Compensation Committee granted long term restricted stock awards to the Company’s named executive officers, consistent with those limitations, as follows:

Name and Title	Restricted Stock Award (1) (Number of Shares)	Grant Date Fair Value (2)
Lowell S. Dansker, Chairman and Chief Executive Officer	100,000	$290,000
Keith A. Olsen, President, Intervest National Bank	50,000	$145,000
Stephen A. Helman, Vice President	10,000	$29,000
John J. Arvonio, Chief Financial and Accounting Officer	10,000	$29,000
Robert Tonne, Vice President and Chief Credit Officer, Intervest National Bank	5,000	$14,500

Totals	175,000	$507,500

(1)	The awards vest in two installments, with two thirds vesting on the second anniversary of the grant and the remaining one third on the third anniversary of the grant, subject to the participant’s continued employment with the Company and subject to accelerated vesting upon the death or disability of the participant or upon a change in control of the Company. The shares of common stock, upon vesting, will also be subject to the restrictions on transfer included in the TARP rules until the Company repays all or a portion of its TARP CPP investment.
(2)	The fair value of the stock award was based on the closing market price of the Class A common stock on the grant date.

On January 19, 2012, the Compensation Committee also approved restricted awards to the non-employee directors of the Company. Each of the six non-employee directors received an award of 40,000 shares of restricted stock, or a total award of 240,000 shares, and the grant date fair value for each award was $116,000, or a total fair value of $696,000. The restricted stock awards vest 100% on January 18, 2013 provided that, on the vesting date, the participant is serving as a member of the Board of Directors of the Company. The restricted stock awards are subject to other terms and conditions of the Long Term Incentive Plan and to the form of Restricted Stock Award Agreement.

On January 19, 2012, the Compensation Committee also approved restricted Class A common stock awards to a number of other officers and employees of Intervest National Bank totaling 50,400 shares and with a total grant date fair value of $146,160. The awards vest in three equal installments, with one third on January 18, 2013, one third on January 18, 2014 and the remaining third on January 18, 2015, subject to the participant’s continued employment and subject to accelerated vesting upon the death or disability of the participant or upon a change in control of the Company. The restricted stock awards are subject to other terms and conditions of the Long Term Incentive Plan and to the form of Restricted Stock Award Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement (Named Executive Officer)

10.2	Form of Restricted Stock Award Agreement (Directors)

10.3	Form of Restricted Stock Award Agreement (Employees)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: January 23, 2012	By:	/s/ Lowell S. Dansker
Lowell S. Dansker
Chairman and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ John J. Arvonio
Chief Financial and Accounting Officer
(Principal Financial Officer)